UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401

November 1, 2019

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on Thursday, December 19, 2019 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.

Our stockholders of record as of the close of business on October 28, 2019 will vote on a number of important proposals at the Annual Meeting. These proposals are described in the accompanying Notice of Annual Meeting and Proxy Statement. Our proxy materials, including our Proxy Statement and form of proxy card, are being furnished to our stockholders of record primarily via the Internet. We are sending a Notice of Internet Availability of Proxy Materials on or about November 1, 2019 to our stockholders of record, which includes instructions on how to access our Proxy Statement and Annual Report and how to vote online. Printed copies of our proxy materials may also be obtained by following the instructions included in the Notice of Internet Availability of Proxy Materials.

We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly follow the instructions contained in the Notice of Internet Availability of Proxy Materials. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.

We look forward to seeing you on December 19, 2019.

Sincerely,

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 19, 2019

The Annual Meeting of Stockholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on December 19, 2019 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1.	To elect five (5) directors, each to serve until the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s 2017 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 660,000 shares;

3.	To consider a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

4.	To consider the frequency for stockholders’ non-binding advisory vote on compensation of the Company’s named executive officers;

5.	To ratify and approve the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 28, 2019 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s offices at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 for at least ten (10) days prior to the Annual Meeting, and will also be available for inspection at the Annual Meeting.

YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. You may vote your shares by proxy via the Internet by following the instructions contained in the Notice of Internet Availability of Proxy Materials that was mailed to stockholders on or about November 1, 2019. If you received a paper copy of the proxy card, you may also vote by marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope as promptly as possible. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

Houston, Texas
November 1, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on December 19, 2019

This Proxy Statement, the Form of Proxy and the Bio-Path Holdings, Inc. Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2018 Are Available At:

http://www.astproxyportal.com/ast/22620/

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING	1
General Information	1
Record Holders	1
Quorum and Voting	1
Required Votes; Effect of Abstentions and Broker Non-Votes	2
Proxies	3
Revocation of Proxy	3
Voting Instructions	3
Solicited by Board; Costs	4
Householding Matters	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
PROPOSAL ONE: ELECTION OF DIRECTORS	6
Nominees for Directors	6
Required Vote	7
Recommendation of the Board	7
CORPORATE GOVERNANCE	8
General	8
Board Structure and Role in Risk Oversight	8
Director Independence	8
Nomination Process	8
Stockholder Nominations for Directors	9
Board Committees and Other Information	9
Availability of Committee Charters and Other Information	11
Communications with Directors	11
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	11
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION	12
Executive Officers	12
Executive Compensation	12
Summary Compensation Table	12
Outstanding Equity Awards at December 31, 2018	12
DIRECTOR COMPENSATION	13
Narrative to Director Compensation Table	14
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 600,000 SHARES FOR A TOTAL OF 660,000 SHARES	15
Material Terms of the 2017 Plan	15
Federal Income Tax Treatment of Awards under the 2017 Plan	18
New Plan Benefits	18
Existing Plan Benefits	18
Equity Compensation Plan Information	18
Required Vote	19
Recommendation of the Board	19

BIO-PATH HOLDINGS, INC.
4710 Bellaire Boulevard, Suite 210
Bellaire, Texas 77401

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 19, 2019

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held on December 19, 2019 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”). These materials are being made available on the Internet on or about November 1, 2019 to stockholders of the Company.

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1.	To elect five (5) directors, each to serve until the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

2.	To approve an amendment to the Company’s 2017 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 660,000 shares;

3.	To consider a non-binding advisory vote to approve the compensation of the Company’s named executive officers;

4.	To consider the frequency for stockholders’ non-binding advisory vote on compensation of the Company’s named executive officers;

5.	To ratify and approve the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

6.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

Our proxy materials are being made available on the Internet on or about November 1, 2019. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Internet Availability of Proxy Materials.

Record Holders

You may own common stock of the Company either (i) directly in your name, in which case you are the record holder of such shares, or (ii) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are making these proxy materials available directly to you. If the record holder of your shares is a nominee, you will receive instructions on how to access these proxy materials from such record holder.

Quorum and Voting

Only holders of the Company’s common stock as of the close of business on October 28, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company indirectly through a broker, bank or other nominee (sometimes known as holding shares in “street name”) may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 2,883,777 shares of common stock of the Company issued and outstanding.

We must have a “quorum” to conduct business at the Annual Meeting. In order for there to be a quorum at the Annual Meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy. Stockholders of record who are present at the Annual Meeting in person or by proxy, including those who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by following the instructions described below under the heading “Voting Instructions.” All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal One, Proposal Two, Proposal Three and Proposal Four are considered “non-routine” matters. Proposal Five is considered a “routine” matter.

Required Votes; Effect of Abstentions and Broker Non-Votes

Proposal One: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Proposal Two: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Two. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Proposal Three: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Three on an advisory basis. A properly executed proxy marked “Abstain” with respect to Proposal Three will not be voted with respect to Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum. Proposal Three is advisory; therefore, it will not be binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee and Board value constructive dialogue on executive compensation and other governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Compensation Committee and Board will consider the outcome of this vote when evaluating future executive compensation programs.

Proposal Four: Stockholders may vote on an advisory basis whether they would prefer an advisory vote on compensation of the Company’s named executive officers once every one year, two years or three years (or stockholders may abstain). The frequency option that receives the highest number of votes cast will be passed on an advisory basis. Abstentions and broker non-votes will have no effect on Proposal Four. Proposal Four is advisory; therefore, it will not be binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee and Board value constructive dialogue on executive compensation and other governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Compensation Committee and Board will consider the outcome of this vote when evaluating future executive compensation programs.

Proposal Five: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Five which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Five. Stockholder ratification of the selection of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of BDO to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of BDO, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Five will not be voted with respect to Proposal Five, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Five is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Five.

Proxies

If you follow the voting instructions under the heading “Voting Instructions” below, your shares will be voted at the Annual Meeting in accordance with the instructions specified in your proxy card. If you submit a proxy card but do not specify in your proxy card how your shares are to be voted, your shares will be voted as follows: (i) FOR the election of the five (5) nominees to the Board listed in the proxy, unless the authority to vote for the election of such nominees is withheld or if no contrary instructions are given; (ii) FOR the approval of an amendment to the Company’s 2017 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 660,000 shares; (iii) FOR, on a non-binding advisory basis, approval of the compensation of the Company’s named executive officers;  (iv) EVERY THREE YEARS, on a non-binding advisory basis, for the frequency for stockholders’ non-binding advisory vote on compensation of the Company’s named executive officers; and (v) FOR the ratification and approval of the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Revocation of Proxy

A stockholder of record may revoke or revise a proxy at any time before it is voted at the Annual Meeting. To revoke or revise a proxy by mail, the stockholder of record may deliver a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401. A stockholder of record may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

Voting Instructions

You are entitled to one vote at the Annual Meeting for each share of common stock of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

Voting by attending the Annual Meeting. A stockholder of record may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If your shares are not registered in your own name (for example, if your shares are held in “street name”), you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date. You will also need to follow any specific instructions contained in the voting instruction card you received from your broker or other nominee.

Voting via the Internet. A stockholder of record may vote his or her shares via the Internet at www.voteproxy.com by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to stockholders of record on or about November 1, 2019.

Voting by Mail. A stockholder of record who has received a paper copy of the proxy card may vote his or her shares by properly marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope. Stockholders may request a paper copy of the proxy card and/or paper copies of other proxy materials by contacting our transfer agent (i) by telephone at 1-888-Proxy-NA (1-888-776-9962) or 718-921-8562 (for international callers), (ii) by email at info@amstock.com or (iii) online at http://www.amstock.com/proxyservices/requestmaterials.asp.

Voting Shares held in “Street Name.” Many stockholders who hold their shares through a broker or other nominee may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker or other nominee and follow the instructions that have been provided for Internet or telephone voting on that card.

All shares entitled to vote and represented by properly executed proxy received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Holders of shares of common stock are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Soliciation materials are being furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may make this solicitation material available to such beneficial owners. The Company may reimburse such persons for their costs in making the solicitation materials available to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by mail, telephone, electronic communication or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services.

Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices and annual reports. This means that only one copy of a notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of notices and/or proxy statements either now or in the future, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Telephone: (800) 937-5449. Upon written request, the Company will provide a separate copy of this Proxy Statement. In addition, stockholders sharing an address can request delivery of a single copy of a notice or proxy statement if you are receiving multiple copies upon written request to our Corporate Secretary at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned at October 18, 2019 by: (i) each of our named executive officers (“NEOs”) and directors; (ii) all executive officers and directors as a group; and (iii) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Peter H. Nielsen (1) (2)	38,569	1.33%
Douglas P. Morris (1) (3)	12,182	*
Heath W. Cleaver (1) (4)	1,538	*
Paul D. Aubert (1) (5)	1,096	*
Martina Molsbergen (1)	0	*
All executive officers and directors as a group (6)	53,385	1.84%

*Less than 1%

(1)	These are our NEOs and directors.
(2)	Includes 25,823 shares owned of record and 12,746 shares issuable upon the exercise of options that are that are exercisable within 60 days.
(3)	Includes 8,050 shares held by Hyacinth Resources, LLC and 121 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein. Also includes 4,011 shares issuable upon the exercise of options that are exercisable within 60 days.
(4)	All 1,538 shares are issuable upon the exercise of options that are that are exercisable within 60 days.
(5)	All 1,096 shares are issuable upon the exercise of options that are that are exercisable within 60 days.
(6)	Includes 33,994 shares owned of record and 19,391 shares issuable upon the exercise of options currently exercisable or that will be exercisable within 60 days

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of the five (5) directors to serve until the Annual Meeting of Stockholders in 2020 or until their successors have been duly elected and qualified. We currently have nominated five (5) directors, three of whom we consider to be “independent directors” as defined under the listing standards of the Nasdaq Stock Market (“Nasdaq”).

The Board, with the recommendation of the Nominating/Corporate Governance Committee, has unanimously nominated Peter H. Nielsen, Heath W. Cleaver, CPA, Paul D. Aubert, Martina Molsbergen and Douglas P. Morris for election to the Board at the Annual Meeting. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the proxy card may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The name, age, principal occupation, and other information highlighting the particular experience, qualification, attributes and skills that support the conclusion of the Nominating/Corporate Governance Committee that such nominee for director should serve as a director of the Company are set forth below.

Name	Age	Position	Year First Became Director	Term Expires on the Annual Meeting held in the Year

Peter H. Nielsen	70	Chief Executive Officer; President; Chief Financial Officer; Treasurer; Chairman of the Board; and Director	2008	2019
Heath W. Cleaver, CPA	46	Director	2014	2019
Paul D. Aubert	49	Director	2018	2019
Martina Molsbergen	54	Director	2019	2019
Douglas P. Morris	64	Director; Secretary; and Director of Investor Relations	2008	2019

Peter H. Nielsen. Mr. Nielsen co-founded Bio-Path and has served as Bio-Path’s President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board since 2008. At the time of Bio-Path’s establishment in 2007, Mr. Nielsen licensed technology and targets from The University of Texas, MD Anderson Cancer Center and coordinated preclinical development, optimization and manufacturing of Bio-Path’s lead drug candidate, prexigebersen. Since that time, Mr. Nielsen has led the clinical advancement of prexigebersen into Phase 2 studies, the introduction of additional pipeline candidates and the Company’s public market debut. Prior to co-founding Bio-Path, Mr. Nielsen worked with several other companies, leading turnarounds and developing and executing on strategies for growth. Mr. Nielsen previously served as a director of Synthecon, Inc., a company developing 3D cell culture technology. Before entering the biotechnology sector, Mr. Nielsen was a lieutenant in the U.S. Naval Nuclear Power program where he was director of the physics department and was employed at Ford Motor Company in product development. Mr. Nielsen has a broad background in senior management and has significant negotiating experience. He holds engineering, mathematics and M.B.A. finance degrees from the University of California at Berkeley.

Heath W. Cleaver, CPA. Mr. Cleaver has served as a director of Bio-Path since 2014. Since July 2017, Mr. Cleaver has served as the Chief Financial Officer of Compressor Engineering Corporation, a privately-held independent manufacturer of engine and compressor replacement parts. Mr. Cleaver was previously a consultant providing turn-around management and capital raising services to companies in the oil and gas service sector from 2016 to 2017. From 2015 to 2016, Mr. Cleaver served as the Chief Financial Officer of Global Fabrication Services, Inc. In 2014, Mr. Cleaver served as Chief Financial Officer at Tarka Resources, Inc. From 2011 until 2014, Mr. Cleaver served as Chief Financial Officer of Porto Energy Corp. From 2010 until 2011, Mr. Cleaver served as Chief Accounting Officer of Porto Energy Corp. Mr. Cleaver served as Corporate Controller and then as Vice President and Chief Accounting Officer for BPZ Energy from 2006 to 2010. Beginning in 1997 through 2004, Mr. Cleaver served in various accounting roles, including Financial Controller, at Horizon Offshore Contractors, Inc. Mr. Cleaver is a Certified Public Accountant in the state of Texas and holds a Bachelor’s Degree in Business Administration - Accounting from Texas A&M University.

Paul Aubert. Mr. Aubert was appointed to the Board on February 1, 2018. Mr. Aubert is currently Senior Vice President & General Counsel of Anthem Vault, Inc., a gold retail and vaulting business, and also serves as Senior Vice President & General Counsel of AnthemGold, Inc. and Hercules SEZC, positions he has held since March 2018. From June 2014 to March 2018, he practiced law in a solo law practice and also served as part-time General Counsel to his current employers. From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company. Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012. Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998. Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

Martina Molsbergen. Ms. Molsbergen was appointed to the Board on October 11, 2019.  Ms. Molsbergen has more than 25 years of business development and marketing experience, including more than 15 years of business development expertise in cutting edge technology tools and products for biotherapeutics, immunotherapies and regenerative medicine.  Since October 2009, Ms. Molsbergen has served as the Chief Executive Officer of C14 Consulting Group, LLC, a private consulting company focused on providing business development support for the biotech, VC and pharmaceutical communities.  From 2007 to October 2009, Ms. Molsbergen served as Vice President of Business Development of Crucell Holland BV, a biotechnology company specializing in vaccines and biopharmaceutical technologies.  From 2004 to 2007, Ms. Molsbergen served as Vice President of Business Development of Biowa, Inc.  Ms. Molsbergen served as Vice President of Business Development of Zetiq Technologies Ltd. from 2002 to 2003 and as Vice President of Pharmaceutical Development Services & Business Development of Patheon Inc. from 1997 to 2001.  Ms. Molsbergen holds a B.S. in Chemical Engineering from Drexel University. Ms. Molsbergen was originally recommended as a nominee by our Chief Executive Officer in connection with her appointment to the Board on October 11, 2019 to fill the vacancy resulting from the resignation of Mark P. Colonnese.

Douglas P. Morris. Mr. Morris is a co-founder of Bio-Path and has served as a director of Bio-Path since 2007 and served as an officer from 2007 to June 2014. Mr. Morris also currently serves as the Director of Investor Relations and the Secretary of Bio-Path. Mr. Morris previously served as a co-founder, Managing Member, and Secretary of nCAP Holdings, LLC (nCAP), a privately held technology based company from September 2013 to January 2016. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Mr. Morris has owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business-consulting firm since 1990 and is also a Managing Member of Sycamore Ventures, LLC, a privately held consulting firm. Mr. Morris has a B.A. from Brigham Young University, and attended the University of Southern California Master’s program in public administration.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2020 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

CORPORATE GOVERNANCE

General

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. During the year ended December 31, 2018, our Board held eight Board meetings and action was taken by unanimous written consent six times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service. Pursuant to our Corporate Governance Guidelines, we expect our directors to attend our annual meetings of stockholders. Two members of our Board attended our 2018 annual meeting of stockholders.

Board Structure and Role in Risk Oversight

Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our company and our stockholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company. Given the growth of the Company, and the importance of the performance of the Company and the execution of corporate strategy in the Board's considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company's operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its stockholders. The Board has chosen not to appoint a lead independent director at this time.

Our Board’s role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company. In addition, our Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters. Significant transactions and decisions require approval by the Board or the appropriate Board committee. Due to the relatively small size of our Board and our executive management team, senior management is able to frequently interact with the full Board. This structure enables the Board and its committees to be closely involved in the risk oversight of the Company.

Director Independence

Our Board is currently comprised of three independent directors and two non-independent directors. The following members of the Board have been identified by the Board as independent under the standards of Nasdaq: Heath W. Cleaver, Paul D. Aubert and Martina Molsbergen. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.  In addition, Mark P. Colonnese served as a member of the Board during the fiscal year ended December 31, 2018. Mr. Colonnese was independent under the standards of Nasdaq and resigned from his position on October 10, 2019.

There are no directors on any of our committees who are not independent under the standards of Nasdaq.

Nomination Process

It is our Board’s responsibility to nominate members for election to the Board and to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating/Corporate Governance Committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The Nominating/Corporate Governance Committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of stockholders.

In the event of a vacancy on the Board between annual meetings of our stockholders, the Board may request that the Nominating/Corporate Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. Our First Amended and Restated Bylaws (the “Bylaws”) allow for up to fifteen directors. The Board is permitted by the Bylaws to change the number of directors by a resolution adopted by the Board.

When formulating its recommendations for potential Board nominees, the Nominating/Corporate Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating/Corporate Governance committee or the Board may deem appropriate.

Board membership criteria are determined by the Board, with input from the Nominating/Corporate Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account our needs and current make-up of the Board. This assessment should include appropriate knowledge, experience, and skills in areas deemed critical to understanding the Company and our business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. The Board does not have a formal policy with regard to the consideration of diversity in identifying potential candidates for Board membership, but the Board strives to nominate candidates with a variety of backgrounds so that, as a group, the Board will possess the appropriate skills, perspectives, experiences and characteristics to oversee the Company’s business. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

Stockholder Nominations for Directors

The Nominating/Corporate Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Bylaws. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 before the deadline set forth in the Bylaws and under the heading, “Stockholder Proposals for 2020 Annual Meeting” below, and should be accompanied by the following information:

•	appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•	the Proposing Stockholder Information (as defined in the Bylaws).

Board Committees and Other Information

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each of which is governed by a charter. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company. In addition to the three standing committees, we also have a Scientific Advisory Board that serves an advisory role to management and the Board. The information below summarizes the functions of each of the committees and the Scientific Advisory Board.

Audit Committee

The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the Audit Committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position and are financially literate and have the requisite financial sophistication as required by the applicable listing standards of Nasdaq.

The Audit Committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

•	financial statement, including management’s discussion and analysis thereof;

•	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report, or business acquisition report;

•	press releases regarding annual and interim financial results or containing earnings guidance;

•	internal controls;

•	audits and reviews our financial statements; and

•	filings with securities regulators containing financial information, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such external auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor.

The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The Audit Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen. Mr. Cleaver currently serves as the chair of the Audit Committee. The Board has determined that Mr. Cleaver qualifies as an “audit committee financial expert” under the Exchange Act and that each member of the Audit Committee is an independent director. The Audit Committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements. During the fiscal year ended December 31, 2018, the Audit Committee met four times.

Compensation Committee

The Compensation Committee’s role is to assist the Board in fulfilling its responsibilities relating to all forms of compensation of the Company's executive officers, administering the Company's incentive compensation plan and other benefits plans, including a deferred compensation plan, if applicable, and producing any required report on executive compensation for use in the Company's proxy statement or other public disclosure. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, and incentive-compensation and equity based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including required disclosures regarding executive compensation under Item 402 of Regulation S-K, and the basis on which performance is measured. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The Compensation Committee has not to date engaged the services of any executive compensation consultant. The Compensation Committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The Compensation Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen, each of whom are independent under the rules of Nasdaq. Mr. Aubert currently serves as the chair of the Compensation Committee. The Compensation Committee meets as necessary. During the fiscal year ended December 31, 2018, the Compensation Committee met three times.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s charter provides that the responsibilities of such committee include:

•	evaluating, identifying and recommending nominees to the Board;

•	considering written recommendations from our stockholders for nominees to the Board;

•	recommending directors to serve as committee members and chairs;

•	reviewing and developing corporate governance guidelines, policies and procedures for the Board;

•	reviewing disclosure by the Company of matters within the Nominating/Corporate Governance Committee’s mandate; and

•	reviewing and evaluating the Nominating/Corporate Governance Committee’s charter and efficacy.

The Nominating/Corporate Governance Committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The Nominating/Corporate Governance Committee receives advice from the Board and will consider written recommendations from the stockholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships. For a description of the procedures to be followed by stockholders of the Company in submitting recommendations to be considered by the Nominating/Corporate Governance Committee, see the discussion set forth below under the heading titled, “Stockholder Nominations for Directors.”

The Nominating/Corporate Governance Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Molsbergen, each of whom are independent under the rules of Nasdaq. Mr. Cleaver currently serves as the chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee meets at least annually, and otherwise as necessary. During the fiscal year ended December 31, 2018, the Nominating/Corporate Governance Committee acted by unanimous written consent one time.

Scientific Advisory Board

The Scientific Advisory Board assists management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of our drug candidates and products. The Scientific Advisory Board meets on an ad hoc basis and may attend meetings of the Board at the Board’s request. The current members of the Scientific Advisory Board are Jorge Cortes, M.D, who serves as chairman, D. Craig Hooper, Ph.D., Anas Younes, M.D., and Jason Fleming, M.D.

Availability of Committee Charters and Other Information

The charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics and Code of Business Conduct and Ethics for Members of the Board, are available under the section titled “Corporate Governance” on the Investors page of the Company’s website, www.biopathholdings.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications with Directors

Due to the infrequency of communications from stockholders to the Board, we have not adopted a formal process by which stockholders may communicate with the Board. Nevertheless, stockholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or by sending an e-mail to dmorris@biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Audit Committee first reviews and approves the transactions. The Audit Committee is required to review on an ongoing basis, and pre-approve all related party transactions before they are entered into, including those transactions that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Audit Committee. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our codes of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees and officers are required to provide written disclosure to their supervisors as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one. Directors are required to disclose such information to the Board or as otherwise required by law.

For our last two fiscal years, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and (ii) the transactions described in the following paragraph.

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, our Certificate of Incorporation and our Bylaws.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Peter H. Nielsen is the only executive officer of the Company as of the date of this Proxy Statement. Mr. Nielsen has served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board since 2008. Mr. Nielsen’s age and biographical information are set forth under “Proposal One: Election of Directors” above.

Executive Compensation

The Compensation Committee oversees our compensation programs for executives and all employees. The Compensation Committee understands that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, incentive-compensation and equity based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval.

This section provides important information on our executive compensation programs for our NEOs. In the fiscal year ended December 31, 2018, our only NEO was Peter H. Nielsen, Chairman of the Board, Director, Chief Executive Officer; Chief Financial Officer and President.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our sole NEO for the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Peter H. Nielsen, CEO,	2018	$490,000	$-	$181,711	$216	(2)	$671,927
CFO, President, Chairman, Director	2017	$475,000	$118,750	-	$208	(2)	$593,958

(1)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for assumptions made by us in such valuation.

(2)	The amounts reported represent life insurance premiums paid by the Company for Mr. Nielsen.

Outstanding Equity Awards at December 31, 2018

The following table sets forth certain information with respect to outstanding stock option awards of our sole NEO for the fiscal year ended December 31, 2018.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Mr. Nielsen (1)	7,500	-	-	$92.00	Aug 2023
Mr. Nielsen (2)	1,841	920	-	$550.00	April 2026
Mr. Nielsen (3)	-	6,500	-	$36.80	April 2028

(1)	All of these options granted are fully vested.

(2)	This option vests over a four-year period from the date of grant, April 5, 2016, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

(3)	Such options vest over a four-year period from the date of grant, April 11, 2018, with one-fourth (1/4) of the shares vesting on the first anniversary of each such grant and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2018 regarding the compensation of the members of our Board (other than Mr. Nielsen).

Name	Fees Earned or Paid in Cash		Option Awards (8)		All Other Compensation		Total
Heath W. Cleaver	$31,500	(1)	$25,226	(2)	$63	(3)	$56,789
Mark P. Colonnese (4)	$31,500	(1)	$25,226	(2)	$1,313	(3)	$58,039
Paul D. Aubert	22,000	(1)	$26,023	(2)	$-	(3)	$48,023
Douglas P. Morris (5)	$-		$25,226	(6)	$65,532	(7)	$90,758

(1)	These amounts reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during the year ended December 31, 2018.

(2)	During 2018, our non-employee directors who were eligible earned or received an annual grant of an option to purchase 1,000 shares of our common stock which was the only grant received by such directors during 2018, with the exception of Mr. Aubert, who received an annual grant of an option to purchase 875 shares of our common stock and also received a grant of an option to purchase 125 shares of our common stock upon his appointment to the Board on February 1, 2018. The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for assumptions made by us in such valuation.

(3)	The amounts reported represent amounts earned for Board services performed beyond the normal scope of their Board or committee responsibilities.

(4)	Mr. Colonnese voluntarily resigned from the Board effective as of October 10, 2019.

(5)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations and was appointed as the Company’s Secretary in September 2017. Accordingly, Mr. Morris is not considered a non-employee director and does not receive compensation for his services as a member of the Board.

(6)	Option awards granted to Mr. Morris reflect compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations.

(7)	This amount reflects compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations, which includes base salary and certain other benefits.

(8)	The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our directors (other than Mr. Nielsen) as of December 31, 2018:

Director	Number of shares underlying outstanding options
Heath W. Cleaver	1,500
Mark P. Colonnese	1,125
Paul D. Aubert	1,000
Douglas P. Morris (1)	4,639

(1)	Mr. Morris’s outstanding options include 3,264 options earned while serving as an executive officer of the Company. Mr. Morris ceased serving in his officer capacities in June 2014. However, Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations and was appointed as the Company’s Secretary in September 2017. Accordingly, Mr. Morris is not considered a non-employee director.

Narrative to Director Compensation Table

In 2018, our non-employee directors received cash and equity compensation in accordance with our non-employee director compensation structure. Directors who are also employed by the Company do not receive compensation for services as a director. We amended our compensation structure for all non-employee directors on April 17, 2018. During 2018, our compensation structure for all non-employee directors was as follows:

Cash Compensation Program

Non-employee directors received as compensation the following amounts: (i) an annual cash retainer in the amount of $5,000; (ii) $3,000 for each required meeting of the Board attended in person; (iii) $1,500 for each meeting of the Board conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iv) $500 for each meeting of the Board of duration less than 15 minutes conducted by telephonic or other electronic communications. Board members must have attended meetings in person or by telephonic or other electronic communications to receive the applicable cash compensation.

Each non-employee director of the Board who is a member of a Board committee also received as compensation the following amounts: (i) $2,000 for each committee meeting attended in person; (ii) $1,500 for each committee meeting conducted by telephonic or other electronic communications of duration of 15 minutes or longer; and (iii) $500 for each committee meeting of duration less than 15 minutes conducted by telephonic or other electronic communications. Committee members must have attended meetings in person or by telephonic or other electronic communications to receive the applicable compensation.

In addition to the foregoing cash compensation for Board and committee members, non-employee directors of the Board who spend significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities may receive up to $2,500 per diem at the discretion of the Chief Executive Officer of the Company.

Equity Compensation Program

Each non-employee director of the Board also received as compensation an annual stock option grant (a “Grant”) of 1,000 shares of our common stock (the “Option Shares”). The exercise price of the Option Shares was determined by the Board and the Option Shares vest over a four-year period from the date of the Grant, with one-fourth (1/4) of the Option Shares vesting on the first anniversary of each such Grant, and the remaining Option Shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the Option Shares over the next three years, based on continuing service to the Company.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2017 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 600,000 SHARES FOR A TOTAL OF 660,000 SHARES

We are asking you to approve an amendment (the “Amendment”) to the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (the “2017 Plan”) to increase the number of shares of the Company’s common stock that may be issued under the 2017 Plan by 600,000 shares for a total of 660,000 shares. The Board adopted the Amendment on October 28, 2019 upon recommendation by the Compensation Committee and has recommended that stockholders approve the Amendment. The Amendment will only become effective if approved by the stockholders at the Annual Meeting. If approved by the stockholders, the effective date of the Amendment will be December 19, 2019. On February 8, 2018, we effected a reverse stock split of our outstanding shares of common stock at a ratio of 1-for-10, and our common stock began trading on the split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on February 9, 2018. In addition, on January 17, 2019, we effected a reverse stock split of our outstanding shares of common stock at a ratio of 1-for-20, and our common stock began trading on the split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on January 18, 2019. All applicable common stock share and per share amounts described in this Proposal Two have been adjusted to give effect to both the 1-for-10 reverse stock split and the 1-for-20 reverse stock split, retrospectively.

As of October 18, 2019, there were 8,456 shares of the Company’s common stock available for future grants under the 2017 Plan and 51,544 shares of the Company’s common stock subject to outstanding awards under the 2017 Plan. We believe that the current number of shares of the Company’s common stock available for future grants under the 2017 Plan is insufficient to support the general purpose of the 2017 Plan to retain and attract employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of the Company. In order to continue to make grants of equity in accordance with the Company’s compensation philosophy, the Compensation Committee and the Board have approved, and are asking you to approve, the Amendment to increase the number of shares of the Company’s common stock that may be issued under the 2017 Plan by 600,000 shares for a total of 660,000 shares. A copy of the full text of the form of the Amendment is attached to this Proxy Statement as Appendix A.

Material Terms of the 2017 Plan

The following is a general summary of the principal terms of the 2017 Plan and is qualified in its entirety by the full text of the 2017 Plan, a copy of which is incorporated by reference to our Annual Report on Form 10-K filed on March 19, 2019. You may also obtain, free of charge, a copy of the 2017 Plan by writing to the Company c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

General Purpose. The general purpose of the 2017 Plan is to retain and attract employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of the Company.

Administration. The Board or one or more committees appointed by the Board administers the 2017 Plan. For this purpose the Board has delegated general administrative authority for the 2017 Plan to the Compensation Committee. (The appropriate acting body, whether the Board, the Compensation Committee or another committee appointed by the Board, is referred to in this summary as the “Administrator.”). The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible persons shall be granted awards under the plan, provided that any award granted to a member of the Compensation Committee shall be subject to the approval or ratification of the Board. Along with other authority granted to the Administrator under the 2017 Plan, the Administrator may (i) determine fair market value, (ii) select recipients of awards, (iii) determine the number of shares subject to awards, (iv) approve form award agreements, (v) determine the terms and conditions of awards, (vi) amend outstanding awards, and (vii) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Limits on Awards; Lapsed Awards. Currently, the maximum number of common shares that may be issued or transferred pursuant to awards under the 2017 Plan equals 60,000, all of which may be subject to incentive stock option treatment. Under the proposed Amendment, this maximum number of common shares that may be issued or transferred pursuant to awards under the 2017 would be increased by 600,000 shares for a total of 660,000 shares. As of October 18, 2019, 51,544 common shares are subject to outstanding awards under the 2017 Plan. The maximum number of shares with respect to which awards may be granted during any calendar year to any individual under the 2017 Plan is 15,000 shares. Additionally, no non-employee director may be granted awards covering shares having a fair market value of more than $300,000 on the grant date in any one calendar year. If any outstanding award under the 2017 Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2017 Plan (other than shares issued with respect to Incentive Stock Options) shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2017 Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2017 Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of common stock subject to the 2017 Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the 2017 Plan. If shares of common stock issued in connection with any award granted under the 2017 Plan shall be repurchased by the Company, in whole or in part, then the number of shares of common stock subject to the 2017 Plan shall not be increased by that portion of the shares repurchased by the Company, and such repurchased shares may not again be awarded pursuant to the provisions of the 2017 Plan.

Eligibility. Persons eligible to receive awards under the 2017 Plan include our employees, directors and consultants. There are currently approximately fifteen individuals eligible to receive awards under the 2017 Plan, of which eight are employees, three are non-employee directors and four are consultants. The Administrator determines from time to time the participants to whom awards will be granted.

Incentive Awards. The 2017 Plan authorizes stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance-based awards, phantom share awards, as well as other awards (described in the 2017 Plan) that are responsive to changing developments in management compensation. The 2017 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2017 Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2017 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of our common stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Shares. A restricted share award is typically for a fixed number of shares of our common stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a stockholder with respect to the restricted shares, including the right to vote the shares of restricted stock and to receive dividends.

Restricted Share Units. Restricted share units represent unfunded, unsecured rights to receive shares of our common stock or cash equal to the fair market value of shares of our common stock, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted share units and the receipt of shares, if any, the participant will not have any rights as a stockholder with respect to such shares.

Phantom Share Awards. A phantom share award is an award of a hypothetical share of our common stock with a value based on the fair market value of a share of common stock. Phantom share awards will be nontransferable and subject to forfeiture if employment is terminated for any reason before such awards become vested in accordance with their terms. Upon vesting, phantom stock awards will be paid (in the form of cash, shares of common stock, or a combination thereof) in an amount based upon the fair market value of one share of our common stock for each phantom stock unit and, if provided in the phantom share award agreement, an amount equal to any dividend equivalents accrued with respect to such vested phantom stock units. A participant receiving phantom share awards will not have any rights as a stockholder unless and until the participant receives actual shares of common stock, if any, upon settlement of the phantom share award.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, our common stock, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2017 Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Performance-Based Awards. The Administrator may designate any award, the exercisability or settlement of which is subject to the achievement of performance conditions, as a performance-based award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In order to qualify as performance-based compensation, the performance metric(s) used for the performance-based award must be from the list of performance metrics set forth in the 2017 Plan. The performance metrics set forth in the 2017 Plan are: revenue; net revenue; revenue growth; net revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; EBITDA growth; adjusted EBITDA growth; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total stockholder return; total stockholder return growth; economic value added; improvement in cash-flow (before or after tax); successful capital raises; successful completion of acquisitions; and confidential business unit objectives. Performance metrics may be established on a consolidated basis, company-wide basis or with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. For purposes of calculating a Performance metric, the following items may be disregarded: (i) a change in accounting principle, (ii) financing activities, (iii) intercompany dividends, (iv) expenses for restructuring or productivity initiatives, (v) other non-operating items, (vi) acquisitions or dispositions, (vii) discontinued operations, (viii) unusual or extraordinary events, transactions or developments, (ix) amortization of intangible assets, other significant income or expense outside of core on-going business activities, (x) other nonrecurring, unusual or infrequent items or events, and (xi) changes in the Code or other applicable law, as determined in the sole discretion of the Administrator. The Administrator may select any number of performance metrics from this list of performance objectives when establishing the performance measures of a performance-based award, but such metrics must be set no later than 90 days after the beginning of the applicable performance period.

Transfer Restrictions. Subject to certain exceptions, awards under the 2017 Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally exercisable during the recipient’s lifetime only by him or her.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by the Company, the aggregate number of shares of common stock available under the 2017 Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

Change in Control. Upon a change in control of the Company, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2017 Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where the Company is not the surviving corporation (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights, by the surviving corporation. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by the Company in cash or common stock in an amount equal to the amount by which the then fair market value of the shares of common stock subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of the Company’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company, (iii) certain changes in the majority of the Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2017 Plan. The Board may amend the 2017 Plan at any time and in any manner without the consent of the stockholders, except that no amendment may be made to the 2017 Plan without stockholder approval that would (i) expand the types of awards available under the 2017 Plan or otherwise materially revise the 2017 Plan or (ii) increase the number of shares reserved for issuance under the 2017 Plan, modify the eligible persons under the 2017 Plan or change the identity of the granting company or the shares issued upon exercise of ISOs. Generally speaking, outstanding awards may be amended, except that no amendment to the 2017 Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The Board may suspend or terminate the 2017 Plan at any time, provided that termination of the 2017 Plan will not impair or affect any award previously granted. Unless earlier terminated by the Board, the 2017 Plan will automatically terminate on December 20, 2027.

Clawback and Recoupment. The Company may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2017 Plan and effect any other right of recoupment in accordance with any Company policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2017 Plan

Federal income tax consequences (subject to change) relating to awards under the 2017 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

For non-qualified stock options, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses and performance share awards are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. The Company will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, the Company would generally have no corresponding compensation deduction.

If an award is accelerated under the 2017 Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards which are not “performance-based” within the meaning of Section 162(m) of the Code may not be permitted to be deducted by the Company in certain circumstances.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2017 Plan.

Existing Plan Benefits

The following table sets forth the aggregate shares of common stock subject to stock options as of October 18, 2019 granted under the 2017 Plan since inception to each of our NEOs, executive officers, as a group, directors who are not executive officers, as a group, and all employees who are not executive officers, as a group:

Name of Individual or Group	Number of Shares Subject to Options Granted

Peter H. Nielsen, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board	21,501
All current executive officers as a group	21,501
All current directors who are not executive officers as a group (1)	6,000
All employees, including all current officers who are not executive officers, as a group (1)	25,190

(1) Includes shares subject to options granted to Mr. Morris.

Equity Compensation Plan Information

There are no equity compensation plans that have not been approved by our stockholders. The following table contains information about our equity compensation plans in effect as of December 31, 2018 (in thousands, except per share amount).

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of common stock remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	37	$112.60	40
Equity compensation plans not approved by stockholders	—	—	—

(1)

17 of the shares shown in this column as securities to be issued upon exercise of outstanding options, warrants and rights were subject to outstanding stock option awards as of December 31, 2018 that were granted under the First Amended Bio-Path Holdings, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Stock Incentive Plan”). 20 of the shares shown in this column as securities to be issued upon exercise of outstanding options, warrants and rights were subject to outstanding stock option awards as of December 31, 2018 that were granted under the 2017 Plan.

(2)	The shares shown in this column as remaining available for future issuance as of December 31, 2018 are all under the 2017 Plan. The 2007 Stock Incentive Plan expired in January 2018.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Two. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum. For the approval of Proposal Two, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of an amendment to the Company’s 2017 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 660,000 shares.

PROPOSAL THREE: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, the Company is providing its stockholders the opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs. This vote is commonly referred to as a “Say-on-Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

As more fully described in the “Executive Officers and Executive Compensation” section of this Proxy Statement beginning on page 12, the Company’s compensation programs are designed to provide competitive compensation that attracts, retains develops and motivates executive talent, rewards performance and aligns executive goals with the overall business strategies and objectives of the Company.

The Company is seeking your approval, on an advisory basis, of the compensation of our NEOs as described in this Proxy Statement by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Summary Compensation Table” and the related compensation tables and narrative discussion.”

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Three on an advisory basis. A properly executed proxy marked “Abstain” with respect to this Proposal Three will not be voted with respect to this Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum. This Proposal Three is advisory; therefore, it will not be binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee and Board value constructive dialogue on executive compensation and other governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Compensation Committee and Board will consider the outcome of this vote when evaluating future executive compensation programs.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval, on a non-binding advisory basis, the compensation of the Company’s NEOs as set forth in this Proxy Statement.

PROPOSAL FOUR: ADVISORY VOTE ON FREQUENCY OF FUTURE STOCKHOLDERS’ ADVISORY VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, the Company is providing its stockholders the opportunity to cast a non-binding advisory vote to approve how frequently the Company should solicit a non-binding advisory vote on the compensation of our NEOs. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote on the compensation of our NEOs every ONE YEAR, TWO YEARS or THREE YEARS. Alternatively, stockholders may abstain from casting a vote.

After carefully considering the benefits and consequences of each alternative, the Board believes that every THREE YEARS is the appropriate frequency in order to foster a more long-term approach to evaluating our executive compensation policies and procedures.

Required Vote

Stockholders may vote on an advisory basis whether they would prefer an advisory vote on compensation of the Company’s named executive officers once every ONE YEAR, TWO YEARS OR THREE YEARS (or stockholders may abstain). The frequency option that receives the highest number of votes cast will be passed on an advisory basis. Abstentions and broker non-votes will have no effect on Proposal Four. Proposal Four is advisory; therefore, it will not be binding on the Company, our Board or the Compensation Committee. However, the Compensation Committee and Board value constructive dialogue on executive compensation and other governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Compensation Committee and Board will consider the outcome of this vote when evaluating future executive compensation programs.

Recommendation of the Board

The Board recommends that the stockholders vote in favor of “THREE YEARS” for the frequency of future stockholders’ advisory votes on compensation of our NEOs.

PROPOSAL FIVE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Company’s independent registered public accounting firm being recommended to stockholders for ratification for the fiscal year ending December 31, 2019 is BDO USA, LLP (“BDO”). BDO served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2018 and December 31, 2017. Audit services provided by BDO during the 2018 and 2017 fiscal years included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2018 and December 31, 2017, BDO, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the table below. The Board has considered the services provided by BDO and has concluded that such services are compatible with the independence of BDO as our principal accountants during such periods.

The table below sets forth the aggregate fees billed to the Company by BDO for services rendered in the fiscal years ended December 31, 2018 and December 31, 2017 (in thousands).

	December 31, 2018	December 31, 2017
Audit fees (1)	$230	$232
Audit-related fees (2)	—	—
Tax fees (3)	—	4
All other fees (4)	—	—
Total	$230	$236

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, services associated with equity offerings, including with respect to registration statements filed by the Company, and services that are normally provided by BDO in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.

(2)	Audit-related fees consist of fees billed by BDO for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.

(3)	Tax fees consist of fees billed for professional services rendered by BDO for state and federal tax compliance and advice, and tax planning.

(4)	All other fees consist of fees billed by BDO for professional services other than those relating to audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any blanket pre-approval policies and procedures. Instead, the Audit Committee will pre-approve the provision of all audit or non-audit services.

Appointment for 2019

The Audit Committee approved the selection of BDO as our independent registered public accounting firm for the 2019 fiscal year and is asking stockholders for ratification of their selection. A representative of BDO may be present at the Annual Meeting. If a representative is not present at the Annual Meeting, however, we anticipate that a representative of BDO will be available telephonically and will have an opportunity to make a statement, if he or she desires to do so, and will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Five which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Five. Stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of BDO to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of BDO, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to this Proposal Five will not be voted with respect to this Proposal Five, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. This Proposal Five is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal Five.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the Audit Committee has met and held discussions with management and BDO, our independent registered public accounting firm, to ascertain compliance with Section 404 of the Sarbanes-Oxley Act. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and BDO both with and without management present. In addition, the Audit Committee has discussed with BDO all communications required by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received written disclosures and the letter from our independent registered public accounting firm required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with our independent registered public accounting firm matters pertaining to their independence. The Audit Committee has discussed with our independent auditors all relationships between the auditors and the Company that may bear on the auditor’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the Audit Committee’s discussions with management and our independent auditors, and the Audit Committee’s review of the audited financial statements, representations of management and the report of the independent registered accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC. The Audit Committee appointed BDO as the independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to stockholder ratification.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Heath W. Cleaver (Chair) Paul D. Aubert

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement.

Annual Report

A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2018, accompanies this Proxy Statement and is available online at http://www.astproxyportal.com/ast/22620/, but is not to be deemed a part of the proxy soliciting material.

Stockholder Proposals for 2020 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our Proxy Statement and Form of Proxy for the 2020 Annual Meeting is July 4, 2020. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2020 Annual Meeting of stockholders must also be received by us no later than October 20, 2020, in order that they may be considered at that meeting.

Other Business

Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the 2019 Annual Meeting. If any other matters are properly brought before the 2019 Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

By Order of the Board

/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please vote in accordance with the instructions contained in the proxy materials, including this proxy statement. Voting by submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

FIRST AMENDMENT
TO
BIO-PATH HOLDINGS, INC.

2017 STOCK INCENTIVE PLAN

This First Amendment (the “First Amendment”) to that certain Bio-Path Holdings, Inc. 2017 Stock Incentive Plan (the “Plan”) of Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), is adopted as of October 28, 2019, subject to the approval of the stockholders of the Company. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, pursuant to subsection 18.1 of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan, provided that any amendment that would increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 17.1 of the Plan) must be approved by the stockholders of the Company within twelve (12) months before or after such amendment; and

WHEREAS, the Board unanimously approved this First Amendment to increase the number of Shares reserved for issuance under the Plan as set forth herein, subject to the approval of the stockholders of the Company, and has recommended that the stockholders of the Company approve this First Amendment.

NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

Subsection 4.1 is hereby deleted in its entirety and replaced with the following:

1.                   “4.1    Share Reserve. Except as otherwise provided in this Section 4 and subsection 17.1, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 660,000. All or any portion of the Share reserve may be issued in connection with the exercise of Incentive Stock Options. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be issued Shares that have been repurchased or acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.”

Except as amended and modified by this First Amendment, the Plan shall continue in full force and effect, and the Plan and this First Amendment shall be construed as one and the same instrument.

The foregoing is hereby acknowledged as being the First Amendment to the Bio-Path Holdings, Inc. 2017 Stock Incentive Plan, as adopted by the Board on October 28, 2019, subject to approval by the Company’s stockholders.

BIO-PATH HOLDINGS, INC.

By:
Name:	Peter H. Nielsen
Title:	President and Chief Executive Officer

BIO-PATH HOLDINGS, INC.PROXY Proxy Solicited by the Board for the Annual Meeting of Stockholders to be Held December 19, 2019  The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris, or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) to be held on December 19, 2019 at 4:00 p.m., Central Standard Time, at the offices of Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as they may come before the meeting. 1.1(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF BIO-PATH HOLDINGS, INC. December 19, 2019 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.     COMPANY NUMBER     ACCOUNT NUMBER        IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.      NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/22620/     Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20530304030000000000 7 121919 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 5 AND FOR “3 YEARS” ON PROPOSAL 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES  NOMINEES:O Peter H. Nielsen O Heath W. Cleaver O Paul D. Aubert O Martina Molsbergen O Doug P. Morris 2. Approval to amend the Company’s 2017 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 600,000 shares for a total of 660,000 shares. 3. Non-binding advisory vote to approve the compensation of the Company’s named executive officers.   FOR AGAINST ABSTAIN FOR ALL EXCEPT(See instructions below) 4. Non-binding advisory vote to approve the frequency of stockholders’ non-binding advisory vote on compensation of the Company’s named executive officers. 1 YEAR 2 YEARS 3 YEARS ABSTAIN 5. Ratification and approval of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 5 AND FOR “3 YEARS” ON PROPOSAL 4. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompanying Proxy Statement. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.